EXHIBIT 23.1


                                                 January 31, 1996





The Board of Directors
Alberto-Culver Company:

         We consent to the use of our reports, incorporated herein by reference, dated October 30, 1995, with respect to the consolidated financial statements of Alberto-Culver Company as of September 30, 1995 and 1994 and for each of the years in the three-year period ended September 30, 1995 and the related financial statement schedule and to the reference to our firms under the heading 'Experts'.

Chicago, Illinois
January 31, 1995